UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 22, 2014, TreeHouse Foods, Inc. (the “Company”) announced that it closed the public offering for an aggregate of 4,950,331 shares of TreeHouse common stock (the “Shares”), which included an additional 645,695 shares that were sold pursuant to an option granted to the underwriters. The Company expects to use the net proceeds from the offering of the Shares to fund, in part, the previously announced and pending acquisition of Flagstone Foods (“Flagstone”). The Company expects to finance the remaining portion of the acquisition of Flagstone through borrowings under its existing credit agreement. This offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-192440) filed with the Securities and Exchange Commission on November 20, 2013 and the related prospectus supplement. A legal opinion relating to the Shares is included as Exhibit 5.1 hereto.

The Company’s press release announcing the closing of the offering is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

5.1	Opinion of Winston & Strawn LLP

99.1	Press release dated July 22, 2014, announcing the closing of the offering of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: July 22, 2014	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President,
Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Winston & Strawn LLP

99.1	Press release dated July 22, 2014, announcing the closing of the offering of Common Stock